UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 5, 2005 (Date of earliest event reported)
Central Coast Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-25418 (Commission File Number)	77-0367061 (IRS Employer Identification Number)

301 Main Street (Address of principal executive offices)		93901 (Zip Code)
(831) 422-6642 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Court of Appeal for the Sixth Appellate District filed its decision on August 2, 2005, in the appeal filed by Registrant’s subsidiary, Community Bank of Central California, from the judgments issued by the trial court in favor of the City of King. The decision of the Court of Appeal reversed the trial court judgment on a writ of mandate in favor of the City of King, but granted the City of King the right to amend its complaint to pursue a civil action, subject to the Bank’s right to conduct discovery which had been denied in the earlier action by the trial court. The Court of Appeal also reversed the post-judgment order of the trial court awarding attorney fees to the City of King. It is not clear what course of action the City of King will pursue in light of the Court of Appeal decision, but the Bank intends to continue to vigorously assert its rights in respect to the certificate of deposit.

For further information, see Registrant’s disclosures regarding the City of King litigation in Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, and other reports referenced therein, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2005	CENTRAL COAST BANCORP By: /s/ JAYME FIELDS Jayme C. Fields Cheif Financial Officer